UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014 (November 19, 2013)

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 19, 2013, Spartan Stores, Inc. d/b/a SpartanNash Company (the “Company”) completed the previously-announced merger contemplated by the Agreement and Plan of Merger dated July 21, 2013 (the “Merger Agreement”) between Spartan Stores, SS Delaware, Inc., a wholly-owned subsidiary of Spartan Stores (“Merger Sub”), and Nash-Finch Company (“Nash-Finch”). Pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into Nash-Finch (the “Merger”), with Nash-Finch as the surviving corporation and a wholly-owned subsidiary of Spartan Stores. Those transactions were originally reported on a Current Report on Form 8-K filed November 19, 2013. This Amendment is being filed to provide the financial information required by Item 9.01 that was not included in the original filing.

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Nash-Finch Company as of December 29, 2012 and December 31, 2011 and for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011 are incorporated by reference in this Item 9.01(a) from Nash-Finch Company’s Annual Report on Form 10-K for the year ended December 29, 2012, filed with the Commission on February 28, 2013.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements and notes related thereto as of and for the twenty-four weeks ended September 14, 2013 is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 9.01(b).

(d)	Exhibits:

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm of Nash-Finch Company.

99.1	Unaudited pro forma condensed combined financial statements and notes related thereto as of and for the twenty-four weeks ended September 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2014	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm of Nash-Finch Company.

99.1	Unaudited pro forma condensed combined financial statements and notes related thereto as of and for the twenty-four weeks ended September 14, 2013.

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